SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LCNB CORP.

(Exact name of registrant as specified in its charter)

Ohio (State of incorporation or organization )	31-1626393 (I.R.S. Employer Identification No.)
2 North Broadway, Lebanon, Ohio (Address of principal executive offices)	45036 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, without par value	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

[    ]

Securities Act registration statement file number to which this form relates: 333-70913 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

The information set forth under "Description of Lebanon Citizens Common Stock and LCNB Corp. Common Stock" in the Registration Statement on Form S-4, as amended, originally filed by the registrant with the Securities and Exchange Commission on January 21, 1999, File No. 333-70913 (the "S-4 Registration Statement") is incorporated herein by reference.

Item 2.  Exhibits.

List below all exhibits filed as part of the registration statement:

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LCNB CORP.

Date: September 6, 2011

By:

/s/ Stephen P. Wilson

Stephen P. Wilson

Chairman of the Board &

Chief Executive Officer